FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

•	Third quarter net sales of $89.3 million were up 4.5 percent year-over-year

•	Net income of $2.4 million attributable to common shareholders, or $0.13 per diluted common share during the third quarter

•	Third quarter Adjusted EBITDA of $4.7 million

LEHI, Utah, November 8, 2017 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the third quarter ended September 30, 2017.

Management Commentary

“We are pleased to report improved third quarter sales performance, returning to both year-over-year and sequential growth led by a recovery at Synergy Worldwide and strong growth in China,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “The disruptions that impacted sales earlier in the year have moderated with enhanced distributor engagement in Korea and improvements in the performance in North America. We will continue to focus on regaining sales growth in these two markets while driving continued growth in China as we expand our direct selling efforts. The growth at Synergy Worldwide was led by strength in Japan and our NSP business in Russia, Central and Eastern Europe contributed another quarter of growth. ”

Mr. Probert continued, “After a period of significant investments, both in China and the ERP system implemented earlier this year, we are now focused on leveraging our China investments to build a long-term profitable and growing business in this promising market. Additionally, we have made significant progress migrating to the new ERP system after a period of disruptions and still have opportunities for improvement. Accordingly, we are continuing our efforts to ensure improved conversion of sales growth into profit enhancements that will drive shareholder value.”

Third Quarter 2017 Financial Highlights

•
Net sales of $89.3 million increased 4.5 percent, compared to $85.4 million in the third quarter of 2016. On a local currency basis, net sales increased 4.3 percent as compared to the third quarter of 2016. China and New Markets net sales increased approximately 44.5 percent, compared to the same period in 2016. Synergy WorldWide net sales increased approximately 10.0 percent compared to the same period in 2016 (or 10.7 percent in local currencies). NSP Russia, Central and Eastern Europe net sales increased approximately 11.0 percent compared to the same period in 2016. NSP Americas net sales decreased approximately 4.5 percent compared to the same period in 2016 (or 5.2 percent in local currencies). Net sales were impacted by $0.2 million of favorable foreign currency exchange rate fluctuations.

The Company began the initial implementation of its Oracle ERP system on April 2, 2017, for the Company’s NSP Americas segment as well other corporate operations. The implementation of Oracle ERP negatively impacted net sales and profitability during the second and third quarters of 2017, primarily by causing wait times for calls into the Company's call center to be longer than usual and by causing difficulties within the Company's on-line product ordering system. The Company is addressing these issues and other issues relating to the implementation of the Oracle ERP system. The Company anticipates that the implementation of the Oracle ERP system may continue to negatively impact net sales and profitability going forward.

In the second quarter of 2016, the Company began making pre-opening product sales through Hong Kong while awaiting its direct selling license in China. During the second quarter of 2017, the Company received its direct selling license in China, which allows the Company to expand its business scope in China to include direct selling activities.

•
Net income attributable to common shareholders was $2.4 million, or $0.13 per diluted common share, compared to net income of $4.2 million attributable to common shareholders, or $0.22 per diluted common share, in the third quarter of 2016.

•	The Company's net loss in China attributable to common shareholders was approximately $0.03 per share.

•
Adjusted EBITDA was $4.7 million, compared to $7.1 million in the third quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before income taxes, depreciation, amortization, share-based compensation expense and other income/loss.

First Nine Months of 2017 Financial Highlights

•
Net sales of $253.7 million decreased 1.3 percent, compared to $257.2 million in 2016. On a local currency basis, net sales decreased 1.5 percent as compared to 2016. China and New Markets net sales increased approximately 37.2 percent compared to the same period in 2016. NSP Russia, Central and Eastern Europe net sales increased approximately 12.4 percent compared to the same period in 2016. NSP Americas net sales decreased approximately 5.9 percent compared to the same period in 2016 (or 6.0 percent in local currencies). Synergy WorldWide net sales decreased approximately 2.2 percent compared to the same period in 2016 (or 2.4 percent in local currencies). A modest overall weakening of the U.S. dollar versus local currencies resulted in an approximate 0.2 percent or $0.4 million increase of its net sales during the period.

•	Net income attributable to common shareholders was $4.4 million, or $0.23 per diluted common share, compared to $8.8 million, or $0.46 per diluted common share, in 2016.

•	The Company's net loss in China attributable to common shareholders was approximately $0.15 per share.

•	Adjusted EBITDA was $12.2 million compared to $17.4 million in 2016.

Third Quarter 2017 and 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$34,896	$36,479	(4.3)%	$105	(4.6)%
NSP Latin America	6,405	6,781	(5.5)%	176	(8.1)%
	41,301	43,260	(4.5)%	281	(5.2)%

NSP Russia, Central and Eastern Europe	7,129	6,421	11.0%	79	9.8%

Synergy WorldWide:
Synergy Asia Pacific	25,829	22,637	14.1%	(538)	16.5%
Synergy Europe	5,924	6,107	(3.0)%	328	(8.4)%
Synergy North America	2,717	2,587	5.0%	0	5.0%
	34,470	31,331	10.0%	(210)	10.7%

China and New Markets	6,401	4,429	44.5%	—	44.5%

	$89,301	$85,441	4.5%	$150	4.3%

Nine Months of 2017 and 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$106,132	$112,224	(5.4)%	$83	(5.5)%
NSP Latin America	19,235	20,944	(8.2)%	54	(8.4)%
	125,367	133,168	(5.9)%	137	(6.0)%

NSP Russia, Central and Eastern Europe	21,398	19,042	12.4%	61	12.1%

Synergy WorldWide:
Synergy Asia Pacific	65,881	66,850	(1.4)%	272	(1.9)%
Synergy Europe	17,946	19,101	(6.0)%	-52)	(5.8)%
Synergy North America	8,319	8,241	0.9%	0	0.9%
	92,146	94,192	(2.2)%	220	(2.4)%

China and New Markets	$14,832	$10,807	37.2%	$—	37.2%

	$253,743	$257,209	(1.3)%	$418	(1.5)%

Active Distributors and Customers by Segment as of September 30 (1)

	2017		2016
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	107,300	5,900	125,900	6,500
NSP Russia, Central and Eastern Europe	61,000	2,900	60,600	2,600
Synergy WorldWide	45,100	4,600	55,600	4,100
Total	213,400	13,400	242,100	13,200

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Managers, Distributors and Customers, which include those who have made a purchase in the last twelve months, was 498,000 as of September 30, 2017.

In China, the Company does not sell its products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Cash Flow and Balance Sheet Highlights

•	Net cash provided by operating activities was $8.0 million for the nine months ended September 30, 2017, as compared to $5.1 million for the nine months ended September 30, 2016.

•	Total assets on September 30, 2017 were $222.2 million, compared to $205.6 million on December 31, 2016.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its third quarter 2017 results on November 8, 2017 at 5:30 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-877-423-9813, conference ID: 13672822. International callers can dial 1-201-689-8573, conference ID: 13672822. A replay will be available from September 8, 2017 at 8:30 PM Eastern Time through November 22, 2017 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13672822. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 498,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website,
www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

•	complex legal and regulatory requirements in China, including the failure to obtain the necessary approvals and licenses to expand its direct sales activities in China;

•	extensive government regulations to which its products, business practices and manufacturing activities are subject;

•	the impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in China, or difficulty or increased cost of importing products into China;

•
its business practices in some of the jurisdictions in which it operates, including China and South Korea, where the business practices may be legal and compliant with local and foreign law, but still draw unnecessary media or regulatory attention;

•	its ability to attract and retain independent distributors;

•	the effect of fluctuating foreign exchange rates;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of its customers to purchase products;

•	geopolitical issues and conflicts;

•	restrictions on the repatriation of money;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	high levels of inflation in one or more of the countries in which the Company operates;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	liabilities and obligations arising from improper activity by its agents, employees or independent distributors;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	its reliance upon, or the loss or departure of any member of, its senior management team;

•	challenges in managing rapid growth in China;

•	the slowing of the Chinese economy;

•	negative effects from its independent distributor promotions or compensation plans;

•	risks associated with the manufacturing of the Company's products;

•	availability and integrity of raw materials;

•	obsolescence of product inventory;

•	changing consumer preferences and demands;

•	the competitive nature of its business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights; and

•	reliance on third-parties to distribute its products and provide support services to independent distributors.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net sales	$89,301	$85,441
Cost of sales	23,505	21,512
Gross profit	65,796	63,929

Operating expenses:
Volume incentives	30,716	29,684
Selling, general and administrative	32,926	29,187
Operating income	2,154	5,058
Other income, net	193	20
Income before provision for income taxes	2,347	5,078
Provision (benefit) for income taxes	(1)	1,136
Net income	2,348	3,942
Net loss attributable to noncontrolling interests	(95)	(213)
Net income attributable to common shareholders	$2,443	$4,155

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.13	$0.22

Diluted earnings per share attributable to common shareholders	$0.13	$0.22

Weighted average basic common shares outstanding	18,897	18,751
Weighted average diluted common shares outstanding	19,286	19,255

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Nine Months Ended June 30,
	2017	2016
Net sales	$253,743	$257,209
Cost of sales	66,430	66,610
Gross profit	187,313	190,599

Operating expenses:
Volume incentives	87,987	90,352
Selling, general and administrative	95,098	88,821
Operating income	4,228	11,426
Other income, net	1,909	957
Income before provision for income taxes	6,137	12,383
Provision for income taxes	2,346	4,286
Net income	3,791	8,097
Net loss attributable to noncontrolling interests	(625)	(695)
Net income attributable to common shareholders	$4,416	$8,792

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.23	$0.47

Diluted earnings per share attributable to common shareholders	$0.23	$0.46

Weighted average basic common shares outstanding	18,873	18,723
Weighted average diluted common shares outstanding	19,265	18,995

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$47,692	$32,284
Accounts receivable, net of allowance for doubtful accounts of $187 and $205, respectively	10,927	7,738
Investments available for sale	—	1,776
Assets held for sale	998	521
Inventories	49,442	47,597
Prepaid expenses and other	5,253	4,585
Total current assets	114,312	94,501

Property, plant and equipment, net	70,175	73,272
Investment securities - trading	1,907	1,391
Intangible assets, net	984	976
Deferred income tax assets	21,395	21,590
Other assets	13,436	13,840
	$222,209	$205,570

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,850	$5,305
Accrued volume incentives and service fees	20,930	16,264
Accrued liabilities	25,040	24,400
Deferred revenue	4,790	3,672
Revolving credit facility	—	9,919
Income taxes payable	2,552	3,475
Related party note payable	500	—
Total current liabilities	58,662	63,035

Revolving credit facility	19,184	—
Liability related to unrecognized tax benefits	4,944	6,755
Deferred compensation payable	1,907	1,391
Other liabilities	1,196	1,991
Total liabilities	85,893	73,172

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 18,902 and 18,757 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	131,141	129,654
Retained earnings	15,287	12,718
Noncontrolling interests	661	1,286
Accumulated other comprehensive loss	(10,772)	(11,260)
Total shareholders’ equity	136,316	132,398
	$222,209	$205,570

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,791	$8,097
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	(22)	270
Depreciation and amortization	6,036	3,610
Share-based compensation expense	1,904	2,412
Loss on sale of property and equipment	—	145
Deferred income taxes	245	311
Purchase of trading investment securities	(450)	(340)
Proceeds from sale of trading investment securities	102	84
Realized and unrealized gains on investments	(145)	(96)
Foreign exchange gains	(2,089)	(501)
Changes in assets and liabilities:
Accounts receivable	(3,115)	409
Inventories	(616)	(9,875)
Prepaid expenses and other	(573)	102
Other assets	799	(771)
Accounts payable	(422)	328
Accrued volume incentives and service fees	4,240	2,721
Accrued liabilities	(621)	301
Deferred revenue	1,118	(847)
Income taxes payable	(847)	111
Liability related to unrecognized tax positions	(1,815)	(1,744)
Deferred compensation payable	516	335
Net cash provided by operating activities	8,036	5,062
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,889)	(7,929)
Proceeds from sale of property, plant and equipment	522	—
Proceeds from sale/maturities of investments available for sale	1,776	—
Net cash used in investing activities	(1,591)	(7,929)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(1,848)	(5,632)
Proceeds from new revolving credit facility	19,184	—
Net borrowings on original revolving credit facility	(9,996)	6,311
Net borrowings from related party	500	—
Proceeds from exercise of stock options	104	128
Payment of withholding taxes related to the vesting of restricted stock units	(521)	(169)
Net cash provided by financing activities	7,423	638
Effect of exchange rates on cash and cash equivalents	1,540	1,252
Net increase (decrease) in cash and cash equivalents	15,408	(977)
Cash and cash equivalents at beginning of the period	32,284	41,420
Cash and cash equivalents at end of the period	$47,692	$40,443

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,
	2017	2016

Net income	$2,348	$3,942
Adjustments:
Depreciation and amortization	2,451	1,214
Share-based compensation expense	142	826
Other income, net*	(193)	(20)
Provision (benefit) for income taxes	(1)	1,136
Adjusted EBITDA	$4,747	$7,098

	Nine Months Ended September 30,
	2017	2016

Net income	$3,791	$8,097
Adjustments:
Depreciation and amortization	6,036	3,610
Share-based compensation expense	1,904	2,412
Other income, net*	(1,909)	(957)
Provision for income taxes	2,346	4,286
Adjusted EBITDA	$12,168	$17,448

* Other income, net, is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Scott Van Winkle
Managing Director
ICR

(617) 956-6736
scott.vanwinkle@icrinc.com